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                                                                    EXHIBIT 23.8



                                    CONSENT
                                       OF
                     CREDIT SUISSE FIRST BOSTON CORPORATION

Board of Directors
Coltec Industries Inc
3 Coliseum Centre
2550 West Tyvola Road
Charlotte, NC 28217

Members of the Board:

We hereby consent to the inclusion of (i) our opinion letter, dated November 21, 1998, to the Board of Directors of Coltec Industries Inc (the "Company") as
Exhibit 23.8 to the Registration Statement on Form S-4 (the "Registration Statement") relating to the proposed merger involving the Company and B.F.Goodrich Company, and (ii) references made to our firm and such opinion in the Registration Statement under the captions entitled "SUMMARY - The Merger - Fairness Opinions of Financial Advisors", "THE MERGER - Background of the Merger", "THE MERGER - Coltec's Reasons for the Merger; Recommendation of the Coltec Board" and "THE MERGER - Fairness Opinions of Financial Advisors - Credit Suisse First Boston Corporation". In giving such consent, we do not admit that we come within the category of persons whose consent is required under, nor do we admit that we are "experts" for purposes of, the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

CREDIT SUISSE FIRST BOSTON CORPORATION

March 8, 1999